UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 3, 2015

STANDARD PACIFIC CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-10959	33-0475989
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15360 Barranca Parkway Irvine, California	92618
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (949) 789-1600

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.07    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On June 3, 2015, the Company held its Annual Meeting of Stockholders at 10:30 a.m. local time at the Company’s headquarters located at 15360 Barranca Parkway, Irvine, CA 92618.

The following matters were voted upon at the 2015 stockholders meeting:

Proposal No. 1

The Company’s stockholders elected seven individuals to the Board of Directors:

Name	Votes For	Votes Withheld	Broker Non-Votes
Bruce A. Choate	256,374,953	914,473	25,307,636
Ronald R. Foell	246,242,141	11,047,285	25,307,636
Douglas C. Jacobs	246,255,771	11,033,655	25,307,636
David J. Matlin	255,305,503	1,983,923	25,307,636
John R. Peshkin	256,227,202	1,062,224	25,307,636
Peter Schoels	255,323,388	1,966,038	25,307,636
Scott D. Stowell	255,343,751	1,945,675	25,307,636

        Proposal No. 2

The Company’s stockholders ratified the appointment of Ernst & Young LLP as the Company's independent registered accounting firm for the 2015 fiscal year.

Votes For	Votes Against	Abstentions	Broker Non-Votes
281,575,671	790,120	231,271	—

    Proposal No. 3

The Company’s stockholders ratified the Company's Amended and Restated Stockholder Rights Agreement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
149,466,579	107,610,723	212,124	25,307,636

        Proposal No. 4

The Company’s stockholders ratified the Amended Forum Selection Provision in the Company's Amended and Restated Bylaws.

Votes For	Votes Against	Abstentions	Broker Non-Votes
239,493,411	17,544,231	251,784	25,307,636

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD PACIFIC CORP.

Dated: June 3, 2015	By:	/s/ JOHN P. BABEL
Name: John P. Babel
Title: Executive Vice President, General Counsel & Secretary